Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Lime Energy Co.

Newark, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-121959, 333-144072, 333-144475, 333-151470, 333-156998, 333-157316, 333-169179, 333-169180, 333-175437, 333-192913, 333-197189, 333-197190, 333-205345, 333-205427, 333-206524 and 333-207698) of Lime Energy Co. of our report dated March 30, 2016, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA LLP

Woodbridge, New Jersey

March 30, 2016